UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

000-30684

(Commission

file number)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 10, 2012, Oclaro, Inc. (the “Company”) announced that the Superior Court of California in and for the County of Alameda (the “Court”) has granted preliminary approval of the previously disclosed proposed settlement of four pending putative class actions filed in that Court challenging the proposed merger between the Company, Tahoe Acquisition Sub, Inc., and Opnext, Inc. (“Opnext”) (the “Merger”): (1) Zilberberg v. Abbe, Case No. RG12623460; (2) Welty v. Bosco, Case No. RG12624240; (3) Greenberg v. Abbe, Case No. RG12624444; and (4) Graf v. Opnext, Inc., Case No. RG12624798. The defendants in each case are Opnext and the members of Opnext’s Board (collectively, the “Opnext Defendants”), the Company and Tahoe Acquisition Sub, Inc. (collectively, the “Oclaro Defendants”). Each action alleges that the Opnext Defendants breached their fiduciary duties to Opnext stockholders by entering into the Merger Agreement. Each action further alleges that the Oclaro Defendants aided and abetted those breaches of fiduciary duties. The proposed settlement was previously disclosed in a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on November 26, 2012. Under the proposed settlement, the remaining plaintiffs agreed to settle these matters for additional disclosures only, subject to court approval. Plaintiffs have agreed to limit their application for fees and costs to $235,000. In addition, the parties agreed that the two actions filed in the Delaware Court of Chancery challenging the merger, which have been consolidated under the caption In re Opnext, Inc. Shareholders Litigation, C.A. No. 7400-VCL, would be dismissed. The proposed settlement is subject to final Court approval. The Court has set a final approval hearing for January 31, 2013, at 10:00 a.m. in Department 17 of the Court, the Honorable Steven A. Brick, presiding.

The Court’s preliminary approval order requires the Company to provide a detailed notice to shareholders of the terms of the proposed settlement on a current report on Form 8-K. The required notice is attached as Exhibit 99.1 hereto. This detailed notice also contains important information regarding the rights of shareholders with respect to the proposed settlement. The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Order Preliminarily Approving Settlement, Approving Form and Manner of Notice and Scheduling a Hearing on Fairness, Reasonableness and Adequacy of Settlement

99.2	Press Release issued by the Company on December 10, 2012.

Safe Harbor Statement

This report contains forward-looking statements, as that term is used in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the final approval of the stipulation of settlement and its terms, including by way of illustration and not limitation, the amount of attorneys’ fees and costs to be awarded to plaintiffs’ counsel, the scope of the releases granted by the class to defendants, the entry of a judgment in the actions pending in Alameda County Superior Court, the dismissal of the actions in Delaware Chancery Court, and the conditions precedent to the settlement becoming effective. The following are illustrative examples of some of the important factors that could cause actual results to differ materially from those in the forward-looking statements. In this regard, objectors may file successful objections to the settlement, plaintiffs may refuse to perform their obligations under the settlement agreement, the Alameda County Superior Court may not approve the proposed settlement, or may materially modify it, for any reason, and the Delaware Chancery Court may not enter the requested anticipated dismissal. Other factors include those disclosed in our Securities and Exchange Commission filings, including our annual report on Form 10-K for the fiscal year ended June 30, 2012, and our quarterly report on Form 10-Q for the three months ended September 29, 2012. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: December 10, 2012	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

99.1	Order Preliminarily Approving Settlement, Approving Form and Manner of Notice and Scheduling a Hearing on Fairness, Reasonableness and Adequacy of Settlement

99.2	Press Release issued by the Company on December 10, 2012.